Exhibit 10.2

[Execution]
CONSENT
THIS CONSENT, dated as of June 15, 2015 (this “Consent”), is by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent and collateral agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (individually, each a “Lender” and collectively, “Lenders”) and others (in such capacity, “Agent”), the Lenders who are signatories hereto, NOMAC DRILLING, L.L.C., an Oklahoma limited liability company (“Nomac”), PERFORMANCE TECHNOLOGIES, L.L.C., an Oklahoma limited liability company (“PTL”), GREAT PLAINS OILFIELD RENTAL, L.L.C., an Oklahoma limited liability company (“GPOR”), HODGES TRUCKING COMPANY, L.L.C., an Oklahoma limited liability company (“Hodges”), OILFIELD TRUCKING SOLUTIONS, L.L.C., an Oklahoma limited liability company (“OTS” and, together with Nomac, PTL, GPOR and Hodges, each individually as a “Borrower” and collectively, “Borrowers”), SEVENTY SEVEN ENERGY INC., an Oklahoma corporation that is successor by conversion to Chesapeake Oilfield Operating, L.L.C. (“Parent”), SEVENTY SEVEN OPERATING LLC, an Oklahoma limited liability company (“SSO”), MID-STATES OILFIELD SUPPLY LLC, an Oklahoma limited liability company (“MSOS”), SEVENTY SEVEN LAND COMPANY LLC, an Oklahoma limited liability company (“SSLC”), and PTL PROP SOLUTIONS, L.L.C., an Oklahoma limited liability company (“PTL Prop” and, together with Parent, SSO, MSOS and SSLC, each individually as a “Guarantor” and collectively, “Guarantors”).
W I T N E S S E T H :
WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement, dated June 25, 2014, by and among Agent, Lenders, Borrowers, Guarantors and others, as amended by Amendment No. 1 to Credit Agreement, dated as of April 23, 2015, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists, the “Existing Credit Agreement” and as modified pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;
WHEREAS, SSO has entered into an agreement pursuant to which it has agreed to sell all of the Equity Interests of Hodges to a wholly-owned subsidiary of Aveda Transportation and Energy Services Inc. (the “Hodges Sale”);
WHEREAS, since the Equity Interests of Hodges is not Collateral under the Loan Documents and the sale of such Equity Interests is permitted under the Term Loan Agreement, the Hodges Sale is a Permitted Disposition pursuant to clause (p) of the definition of Permitted Dispositions in the Existing Credit Agreement;
WHEREAS, in connection with the Hodges Sale, Borrowers have requested that the Lenders consent to the release of Hodges as a Borrower and the release by Agent of its Lien on the Collateral of Hodges, and the Lenders are willing to consent to such releases on the terms and subject to the conditions set forth herein; and
WHEREAS, by this Consent, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such consent.

Exhibit 10.2

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. For purposes of this Consent, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement.

2.Consent.

(a)The Lenders hereby consent to, without recourse, representation or warranty, automatically upon the consummation of the Hodges Sale, (i) the release of Hodges from any and all obligations as a Borrower under the Credit Agreement and from any and all obligations arising under the other Loan Documents (except for obligations that expressly survive termination thereof) and (ii) the release by Agent of its Lien on all of the Collateral granted by Hodges.

(b)Upon the effectiveness of the releases set forth in Section 2(a) above, (i) Holdges shall no longer be a Loan Party and (ii) Hodges and the Loan Parties shall be authorized to file, and Agent shall from time to time, at the reasonable request of Hodges or any Loan Party and at the sole cost and expense of the Loan Parties, and without any recourse, representation or warranty, execute, file and/or record, such termination statements, instruments or other documents, each in form and substance satisfactory to Agent, as may be reasonably requested by Hodges or any Loan Party in order to evidence such releases.

(c)The releases set forth in Section 2(a) above shall not in any manner discharge, affect, or impair the Obligations or any Liens of any other Loan Party.

(d)Immediately upon the consummation of the Hodges Sale, the assets of Hodges shall no longer be included in the calculation of the Borrowing Base.

3.Representations and Warranties. Each Borrower and Guarantor represents and warrants with and to the Lender Group as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)no Default or Event of Default exists or has occurred and is continuing as of the date of this Consent;

(b)this Consent and any other agreement to be executed and delivered by any Loan Party in connection herewith (collectively, together with this Consent, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary corporate or limited liability company action on the part of each Borrower and Guarantor which is a party hereto and thereto and, if necessary, its equity holders and is in full force and effect as of the date hereof and the agreements and obligations of each Loan Party contained herein and therein constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally;

Exhibit 10.2

(c)the execution, delivery and performance by each Loan Party of each Amendment Document to which it is a party (i) are all within such Loan Party’s corporate or limited liability company powers, (ii) do not violate any provision of federal, state, or local law or regulation applicable to any Loan Party, except for such violations that could not individually or in the aggregate reasonably be expect to cause a Material Adverse Effect, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (iii) do not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iv) do not result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (v) do not require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect; and

(d)all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

4.Conditions Precedent. This Consent shall only be effective upon the satisfaction of each of the following conditions precedent:

(a)Agent shall have received counterparts of this Consent, duly authorized, executed and delivered by Borrowers, Guarantors and, in accordance with Section 14.1(a)(x) to the Credit Agreement, Required Lenders;

(b)Agent shall have received written notice from Borrowers that the Hodges Sale has been consummated by no later than June 30, 2015; and

(c)no Default or Event of Default shall exist or have occurred and be continuing.

5.Effect of this Consent. Except as expressly set forth herein, no other consents, amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Consent or with respect to the subject matter of this Consent. To the extent of conflict between the terms of this Consent and the other Loan Documents, the terms of this Consent shall control. The Existing Credit Agreement and this Consent shall be read and construed as one agreement.

Exhibit 10.2

6.Governing Law. The validity, interpretation and enforcement of this Consent and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

7.Binding Effect. This Consent shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

8.Entire Agreement. This Consent represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

9.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Consent.

10.Counterparts. This Consent may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Consent by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Consent. Any party delivering an executed counterpart of this Consent by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Consent, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Consent.

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Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered by their authorized officers as of the day and year first above written.

NOMAC DRILLING, L.L.C.
PERFORMANCE TECHNOLOGIES, L.L.C.
GREAT PLAINS OILFIELD RENTAL, L.L.C.
HODGES TRUCKING COMPANY, L.L.C.
OILFIELD TRUCKING SOLUTIONS, L.L.C.

By:/s/ Cary D. Beatz
Name:Cary D. Baetz
Title:Chief Financial Officer

SEVENTY SEVEN ENERGY INC., successor by conversion to Chesapeake Oilfield Operating, L.L.C.
SEVENTY SEVEN OPERATING LLC
MID-STATES OILFIELD SUPPLY LLC
SEVENTY SEVEN LAND COMPANY LLC
PTL PROP SOLUTIONS, L.L.C.

By:/s/ Cary D. Beatz
Name:Cary D. Baetz
Title:Chief Financial Officer

Exhibit 10.2

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:        /s/ Zachary S. Buchanan
Name:        Zachary S. Buchanan
Title:        AVP

Exhibit 10.2

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Mark Porter
Name:    Mark Porter
Title:    Senior Vice President

Exhibit 10.2

SUNTRUST BANK, as a Lender

By:    _/s/ Melissa Mok
Name: Melissa Mok
Title:    Vice President

Exhibit 10.2

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:    /s/ David Gurghigian
Name:    David Gurghigian
Title:    Managing Director

By:    /s/ Ting Lee
Name:    Ting Lee
Title:    Director

Exhibit 10.2

MORGAN STANLEY BANK, N.A., as a Lender

By:    /s/ Dmitriy Barskiy
Name:    Dmitriy Barskiy
Title:    Authorized Signatory